UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 2, 2012

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                         (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2012, the Board of Directors of the Registrant approved an addendum to the employment agreement between the Registrant and Peter A. Inverso, its President and Chief Executive  Officer. The provisions of such addendum include setting the remaining term for the employment agreement with Mr. Inverso as ending December 31, 2013 and providing an additional retirement supplement of $4,167 per month payable for 84 months beginning as of January 1, 2017.  The Registrant issued a press release on July 2, 2012 announcing that it will begin a succession planning process for identifying and hiring a successor president and chief executive officer which is anticipated to be completed in 2013.  A copy of the addendum to the employment agreement and the press release issued by the Registrant are included with this Form 8-K as Exhibits 10.1 and 99.1, respectively, and are incorporated into this item by reference.
Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

10.1           Addendum to the Employment Agreement with Peter A. Inverso
99.1           Press Release, dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: July 2, 2012	By:	/s/ Sharon Lamont
Sharon Lamont Chief Financial Officer